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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements of UUNET Technologies, Inc. and to all references to our Firm included in or made a part of this registration statement File No. 333-4115.


                                                    /s/ ARTHUR ANDERSEN LLP

                                                        ARTHUR ANDERSEN LLP

Washington, D.C.
June 27, 1996